                                                                      EXHIBIT 17
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

                    NICHOLAS-APPLEGATE GLOBAL TECHNOLOGY FUND
                   NICHOLAS-APPLEGATE GLOBAL HEALTH CARE FUND

                                600 WEST BROADWAY
                           SAN DIEGO, CALIFORNIA 92101


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 22, 2003


     I (we), having received notice of the meeting and the Prospectus/Proxy Statement, appoint E. Blake Moore, Jr., Charles H. Field, and Deborah Wussow, and each of them, my (our) attorneys with full power of substitution in them and each of them and in my (our) name(s) to attend the Meeting of Shareholders to be held on January 22, 2003, at 10:00 a.m., Pacific time, at the offices of Nicholas-Applegate Institutional Funds (the "Trust"), 600 West Broadway, San Diego, California 92101, and any adjourned session or sessions thereof, and there to vote and act upon the following matter as more fully described in the accompanying Proxy Statement in respect of all shares of the Fund which I (we) will be entitled to vote or act upon, with all the powers I (we) would possess if personally present.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     NOTE: In signing, please write name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.


--------------------------
Signature


--------------------------
Signature

___________________________, 200_
Date


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOLLOWING PROPOSAL:

1. To approve a Plan of Reorganization and Termination under which Nicholas-Applegate Global Select Fund ("Global Select Fund"), a series of the Trust, would acquire all of the assets of Nicholas-Applegate Global Technology Fund ("Global Technology Fund") and Nicholas-Applegate Global Health Care Fund ("Global Health Care Fund"), each another series of the Trust, in exchange solely for Class I shares of equal value of Global Select Fund and Global Select Fund's assumption of the liabilities of Global Technology Fund and Global Health Care Fund, followed by the distribution of those shares to the shareholders of Global Technology Fund and Global Health Care Fund.

     ______ FOR                _____ AGAINST                      _____ ABSTAIN